Exhibit 4.17

SECOND AMENDMENT

     SECOND AMENDMENT, dated as of October 27, 2000, effective as of September 30, 2000 (this “Second Amendment”), to the Amended and Restated Credit Agreement, dated as of May 22, 1998 (as amended by the First Amendment, dated as of July 21, 1998, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BAYOU STEEL CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).

WITNESSETH:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain Loans to the Borrower; and

     WHEREAS, the Borrower has requested that the Lenders amend and waive, and the Lenders have agreed to amend and waive, certain of the provisions of the Credit Agreement, upon the terms and subject to the conditions set forth below;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.. Defined Terms. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

     2. Amendment to Section 1.01. The definition of “Net Income” in Subsection 1.01 of the Credit Agreement is hereby amended by adding “(A)” in the first parenthetical between the words “including” and “the” and adding the following text immediately after the number “109”: . Amendment to Section 1.01. The definition of NetIncome in Subsection 1.01 of the Credit Agreement is hereby amended by adding (A) in the first parenthetical between the words including and the and adding the following text immediately after the number 109:

and (B) for purposes of Section 7.14, non-cash lower of cost or market inventory charges in an aggregate amount not to exceed $2,800,000, non-recurring consultant fees incurred in connection with the organizational effectiveness project in an aggregate amount not to exceed $2,050,000 and unusual learning curve costs incurred in connection with the implementation of the More lance in an aggregate amount not to exceed $730,000 and (B) for purposes of Section 7.14, non-cash lower of cost or market inventory charges in an aggregate amount not to exceed $2,800,000, non-recurring consultant fees incurred in connection with the organizational effectiveness project in an aggregate amount not to exceed $2,050,000 and unusual learning curve costs incurred in connection with the implementation of the More lance in an aggregate amount not to exceed $730,000

     3. Amendment to Section 7.14. Subsection 7.14 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 7.14:. Amendment to Section 7.14. Subsection 7.14 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 7.14:

     SECTION 7.14. Interest Expense Coverage Ratio. In the case of the Borrower and its Recourse Subsidiaries, fail to maintain a ratio of Consolidated EBITDA to Consolidated Fixed Charges (“Interest Expense Coverage Ratio”) (i) if the Aggregate Outstanding Extensions of Credit are equal to or less than $10,000,000, for any period of four consecutive fiscal quarters ending on any date set forth below equal to or greater than the Interest Expense Coverage Ratio specified below opposite such date and (ii) on any date when the Aggregate Outstanding Extensions of Credit are greater than $10,000,000, on any date prior to the initial date set forth below and on any date after the final date set forth below an Interest Expense Coverage Ratio for any period of four consecutive fiscal quarters ending on such date equal to or greater than the Interest Expense Coverage Ratio specified below opposite the Aggregate Outstanding Extensions of Credit at such date of determination:

Date	Interest Expense Coverage Ratio

December 31, 2000	1.00 to 1.00
March 31, 2001	1.00 to 1.00
June 30, 2001	1.10 to 1.00

Outstanding	Interest Expense Coverage Ratio
Less than $10,000,000	1.50 to 1.00
At least $10,000,000, but less than $15,000,000	1.60 to 1.00
At least $15,000,000, but less than $25,000,000	1.70 to 1.00
At least $25,000,000, and up to $40,000,000	1.90 to 1.00

     4. Amendment to Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 2.01 annexed hereto as Annex I. As a result of this Second Amendment, the Total Commitment shall be decreased from $50,000,000 to $40,000,000.. Amendment to Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 2.01 annexed hereto as Annex I. As a result of this Second Amendment, the Total Commitment shall be decreased from $50,000,000 to $40,000,000.

     5. Conditions Precedent. This Second Amendment shall become effective on the date that each of the conditions precedent set forth below shall have been fulfilled, at which time this Second Amendment shall be deemed effective as of September 30, 2000:. Conditions Precedent. This Second Amendment shall become effective on the date that each of the conditions precedent set forth below shall have been fulfilled, at which time this Second Amendment shall be deemed effective as of September 30, 2000:

(a) Amendment. The Administrative Agent shall have received counterparts of this Second Amendment, duly executed by the Borrower, the Administrative Agent and the Lenders.

(b) No Default or Event of Default. On and as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing.

(c) Representations and Warranties. The representations and warranties made by the Borrower in the Credit Agreement after giving effect to this Second Amendment and the transactions contemplated hereby shall be true and correct in all material respects on and as of the date hereof as if made on such date, except that where such representations and warranties relate to an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that all references to the Credit Agreement in such representations and warranties shall be and are deemed to mean this Second Amendment as well as the Credit Agreement as amended hereby.

(d) Certificate. The Administrative Agent shall have received a Certificate of a Responsible Officer of the Borrower certifying the matters referred to in paragraphs (b) and (c).

     6. Continuing Effect; No Other Amendments. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and waivers contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

     7. Expenses. The Borrower agrees to reimburse the Administrative Agent, for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Second Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     8. GOVERNING LAW; Counterparts. (a) THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) This Second Amendment may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument. This Second Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

[Remainder of page left blank intentionally; Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BAYOU STEEL CORPORATION By: —————————————— Title

THE CHASE MANHATTAN BANK, as Administrative Agent and as a Lender By: —————————————— Title ING (U.S.) CAPITAL CORPORATION

By: —————————————— Title

WELLS FARGO BANK (TEXAS) N.A. By: —————————————— Title

HIBERNIA NATIONAL BANK By: —————————————— Title

ANNEX I Schedule 2.01

LENDER COMMITMENTS

Lender	Allocation
The Chase Manhattan Bank	$12,000,000.00

ING (U.S.) Capital Corporation	$12,000,000.00

Wells Fargo Bank (Texas) N.A	$9,600,000.00

Hibernia National Bank	$6,400,000.00

TOTAL:	$40,000,000.00

LENDER ADDRESSES

The Chase Manhattan Bank 270 Park Avenue New York, New York 10017 Attn: Peter Predun Telephone: 212-270-7005 Telecopy: 212-270-4724

ING (U.S.) Capital Corporation 200 Galleria Parkway, N.W. Suite 950 Atlanta, Georgia 30339 Attn: John N. Lanier Telephone: (770) 984-4508 Telecopy: (770) 951-1005

Wells Fargo Bank (Texas) N.A. 1000 Louisiana Third Floor Houston, Texas 77002 Attn: Nipul Patel/ Danny Oliver Telephone: (713) 319-1313 / 1418 Telecopy: (713) 739-1081 / 1078

Hibernia National Bank 313 Carondelet Street, 6th Floor New Orleans, Louisiana 70112 Attn: Bill Harrington / David Mahew Telephone: (504) 533-2946 / 5396 Telecopy: (504) 533-2060